EXH10-31

                                A G R E E M E N T


                                     between

                                 FiberCore, Inc.
                         174 Charlton Road, P.O. Box 206
                              Sturbridge, MA 01566

                                      and


                               FiberCore Jena GmbH
                            Gschwitzer Stra(beta)e 20
                                07745 Jena-Burgau


FiberCore Inc. participates, with effect from July 1, 1994, in accordance with the provisions below, in the business of FiberCore Jena GmbH, with a capital contribution of DM 5775200 ("Capital contribution") in exchange for special profit participation rights.



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                                        1



The capital contribution is payable to FiberCore Jena GmbH through 5/30/95.




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                                        2



1.   FiberCore  Inc.  will  receive  an  annual  profit  share,   prior  to  the
     determination of retained earnings available to the shareholders of FiberCore Jena GmbH. The profit share will comprise

     a. a basic profit share amounting to 7% of the nominal amount of the capital contribution, and

     b. a bonus profit share in the same percentage amount as the dividend resolved and distributed.

     If retained earnings are insufficient to cover payment of the basic distribution amount, this will be correspondingly reduced. There is no claim for later payment of the amount of the reduction.

2.   FiberCore Inc. is entitled to the profit share from July 1, 1997.

3. The distribution of the profit share on the capital contribution is due on the first bank working day after the general meeting of FiberCore Jena GmbH's shareholders in which the annual financial statements for the financial year just ended are approved and a resolution on the appropriation of the profit is passed, unless the resolution approving the financial statements stipulates a different due date.




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                                        3



1. FiberCore Inc. participates in full in a current loss (net loss for the year) of FiberCore GmbH in that its right of repayment is reduced. The loss is allocated in the proportions of the capital contribution to nominal share capital.

2. If thereafter net profits are earned in later years covered by this agreement, the rights of repayment will be increased out of these profits until they equal the nominal amount of the capital contribution, before any other appropriations of the net profits for the years are resolved.




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                                        4



1. FiberCore Inc. does not receive any shareholders' rights from its profit participation rights, in particular, no rights to attend, participate in, and vote at, meetings of FiberCore Jena GmbH shareholders.

2. FiberCore Jena GmbH is entitled, and, if FiberCore Inc. demands, obliged, to prepare documents on the special profit participation rights in accordance with this agreement. The parties to this agreement will agree on the form and contents of these documents if these are not obvious from this agreement.




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                                        5



1. This agreement is concluded for an indefinite period. Either party to the agreement can give notice of termination of at least two years effective at the end of a financial year of FiberCore Jena GmbH, but at the earliest with effect from 2001.

2. If notice of termination is given, FiberCore Inc.'s capital contribution will be repaid to that company, if appropriate less its shares of losses. The amount to be repaid is payable at December 31 of that year in which the shareholders resolved the approval of the financial statements for the financial year at the end of which termination became effective. It bears interest at 7% p.a. from the effective termination date until repayment date.




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                                        6



FiberCore Inc. hereby agrees to subordinate its repayment rights to liabilities to all other creditors of FiberCore Jena GmbH. If FiberCore Jena GmbH should be liquidated, the capital contribution can only be repaid after the liabilities to all other creditors have been settled in full. FiberCore Inc. has no right to participate in proceeds of liquidation.




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                                        7



The participation in losses (ss. 3) and the subordination of the right of repayment (ss. 6) can not be retroactively restricted, nor can the period of the agreement and the notice of termination (ss. 6} be reduced retroactively. FiberCore Jena GmbH will be entitled to receive a refund of a premature repayment of the capital contribution, without account being taken of contradicting provisions.




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                                        8



FiberCore Inc. can dispose of its claims and rights - by assignment or otherwise
- only after obtaining FiberCore Jena GmbH's prior approval.




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                                        9



1.   Only the laws of the Federal  Republic  of Germany  apply in respect of the
     rights  and  obligations   arising  from  this  agreement.   The  place  of
     performance is Jena.

2. The place of jurisdiction for all disputes arising from, or connected with, this agreement is Jena.


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                                       10

If one of the provisions of this agreement should be, or should become, partly or wholly invalid,. the validity of the agreement as a whole is not otherwise affected. A rule which fulfills the economic intention of the agreement as nearly as possible, in a legally acceptable manner, is held to be agreed to replace the invalid provisions.




Jena, (date)




___/s/____________________
Mohd A. Aslami, President


___/s/____________________